Exhibit 99.1
NUCRYST Receives Nasdaq Deficiency Notice
Wakefield, Massachusetts — October 3, 2008 — NUCRYST Pharmaceuticals, a developer and manufacturer of medical products that fight infection and inflammation, today announced that on October 2, 2008, it received notice from The Nasdaq Stock Market that it no longer complies with Nasdaq Marketplace Rule 4450(a)(5) because, for the previous 30 consecutive business days, the bid price of its common stock had closed below the $1.00 minimum per share requirement. Receipt of this notification has no immediate effect on the Nasdaq listing of the Company’s common shares.
In accordance with Marketplace Rule 4450(e)(2), the Company has until March 31, 2009 to regain compliance, which requires a closing bid price of the Company’s common stock at or above $1.00 per share for a minimum of 10 consecutive business days. In the event the Company does not regain compliance within this period, the Company may appeal a delisting determination by the Staff to the Nasdaq Listing Qualifications Panel, and the Company’s securities would remain listed pending the Panel’s decision. The Company may apply to Nasdaq to transfer its common stock to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace
Rule 4310(c), except the minimum bid price requirement. If its application for transfer is approved, the Company would be afforded the remainder of that market’s second 180 calendar day compliance period to regain compliance with the minimum bid price requirement in order to remain on The Nasdaq Capital Market. NUCRYST is currently evaluating its alternatives to resolve the listing deficiency.
About NUCRYST Pharmaceuticals
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST™, its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for SILCRYST™ wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat™ trademark. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by pain, infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101 for use in medical devices and as an active pharmaceutical ingredient.
For more information, contact:
David B. Holtz
Vice President and Chief Financial Officer
NUCRYST Pharmaceuticals
781.224.1444
info@nucryst.com
Gregory W. Gin
Lazar Partners
212.867.1762
Acticoat™ is a trademark of Smith & Nephew plc
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). The words “believes”, “expects”, “plans”, “anticipates”, “estimates”, “intends”, “projects”, “may”, “might”, “would”, “will”, “could”, “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the future plans of our management in relation to resolving our exchange listing deficiency. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: the performance of stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listing; our future operation results are uncertain and likely to fluctuate; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; future financial performance and operating performance of Smith & Nephew; we may not be able to retain existing and obtain new regulatory approvals for any future products; continued development and market acceptance of new products; the impact of competitive products and pricing; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise; changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.